As filed with the Securities and Exchange Commission on May 29, 2001
                                                   Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           SEABULK INTERNATIONAL, INC.
               (Exact name of issuer as specified in its charter)

                 Delaware                          65-0966399
         (State or other jurisdiction of            (I.R.S. Employer
         incorporation or organization)             Identification Number)

                         2200 Eller Drive, P.O. Box 13038
                          Fort Lauderdale, Florida 33316
                                  (954) 523-2200
               (Address of Principal Executive Offices and Zip Code)




      Seabulk International, Inc. Amended and Restated Equity Ownership Plan
            Seabulk International, Inc. Stock Option Plan for Directors
                             (Full Title of the Plans)


                                  Alan R. Twaits
                Senior Vice President, General Counsel & Secretary
                         2200 Eller Drive, P.O. Box 13038
                          Fort Lauderdale, Florida 33316
                                  (954) 523-2200
           (Telephone number, including area code, of agent for service)


                                     Copy to:
                                  John F. Kearney
                             Dyer Ellis & Joseph, P.C.
                          600 New Hampshire Avenue, N.W.
                              Washington, D.C.  20037
                                  (202) 944-3000

                                                                   3

                                           CALCULATION OF REGISTRATION FEE

----------------------------------- ------------------ ------------------- -------------------- -------------------

       Title of securities              Amount to       Proposed maximum    Proposed maximum        Amount of
         to be registered           be registered(1)     offering price    aggregate offering    registration fee
                                                         per share (2)          price (2)
----------------------------------- ------------------ ------------------- -------------------- -------------------
----------------------------------- ------------------ ------------------- -------------------- -------------------
Class A Common Stock, par value          975,000             $7.73            $7,536,750.00         $1,884.19
$.01 per share
----------------------------------- ------------------ ------------------- -------------------- -------------------


(1) This registration statement also covers an indeterminate number of shares which may become issuable under the stock options plans described herein in the event of stock-splits, dividends or similar transactions.
(2) Pursuant to Rule 457(c) and (h), the proposed maximum aggregate offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee, and are based upon the average high and low prices of the Common Stock as reported by the Nasdaq National Market on May 25 , 2001.

                                INTRODUCTION

         This Registration Statement on Form S-8 is filed by Seabulk International, Inc., a Delaware corporation (the "Company"), to register 975,000 shares of the Company's Common Stock, par value $.01 per share, issuable from time to time under the Company's Amended and Restated Equity Owership Plan and the Company's Stock Option Plan for Directors.


                                         PART I

                  INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS

         Pursuant to the general instructions for registration statements on Form S-8, Part 1 (information required in the Section 10(a) Prospectus) is not filed as part of this Registration Statement.


                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The registrant hereby incorporates by reference into this registration statement the following documents filed by the registrant with the Securities and Exchange Commission:

(a)  Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

(b)  Annual Report on Form 10-K for the fiscal year December 31, 2000; and

(c) The description of the registrant's Class A Common Stock, $0.01 par value per share, incorporated by reference to the registrant's Registration Statement on Form S-3, Commission File No. 33-30390.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities.

         Not applicable.


Item 5.  Interests of Named Experts and Counsel.

         Not applicable.


Item 6.  Indemnification of Directors and Officers.

         The Company's Certificate of Incorporation provides that the Company shall indemnify each director and officer of the Company to the fullest extent permitted from time to time by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect.
Section 145 of the General Corporation Law currently provides as follows:


     (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suite or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expresses (including attorneys fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted, including any appeal thereof, if he acted in good faith and in a manner the person reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), actually and reasonably incurred by the person in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsections (a) and (b), or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by such person in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made with respect to a person who is a director or officer at the time of such determination:

     (1) by a majority vote of the directors who are not parties to such action, suit or proceeding even though less than a quorum, or

     (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or;

     (3) if there are no such directors, of such directors so direct, by independent legal counsel in a written opinion,

     (e) Expenses (including attorney's fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action suit or proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately, be determined that such person is not found not to be entitled to be indemnified by the corporation as authorized to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action such person's official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify against such liability under of this section.

     (h) For purposes of this section, references to the "corporation""shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, which if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans;

     (j) Indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

         The Registrant has purchased an insurance policy that provides for indemnification of the Registrant's executive officers and directors for liability resulting from their negligence, error, omission or breach of duty while acting in their capacities as executive officers and directors on any matter claimed against them by reason of their being executive officers and directors.


Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

      4.1(a)* Form of Common Stock Certificate reflecting the new name of the Registrant (Domestic)

       5.1 Opinion of counsel as to the legality of securities being registered

       4.6*       Amended and Restated Equity Ownership Plan

       4.7*       Stock Option Plan for Directors

     23.1         Consent of Ernst & Young

     23.2         Consent of Alan R. Twaits, Esq., General Counsel to the
                  Registrant

     24.1         Power of Attorney (included on page 9)



 * Filed as exhibit of same number to the Registrant's Annual Report on Form 10-K, File No. 000-28732, and incorporated herein by reference.


Item 9. Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                  POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that Seabulk International, Inc., a corporation organized under the laws of the State of Delaware (the "Corporation"), and the undersigned officers and directors of the Corporation, individually and in their respective capacities indicated below, hereby make, constitute and appoint Alan R. Twaits, Michael Joseph and John F. Kearney its and their true and lawful attorneys, their separate or joint signatures sufficient to bind, with power of substitution, to execute, deliver and file in its or their behalf, and in each person's respective capacity or capacities as shown below, a registration statement on Form S-8 under the Securities Act of 1933, any and all amendments to and documents in support of or supplemental to said registration statement by the Corporation; and the Corporation and each said person hereby grant to said attorney full power and authority to do and perform each and every act and thing whatsoever as said attorney may deem necessary or advisable to carry out the full intent of this Power of Attorney to the same extent and with the same effect as the Corporation or the undersigned officers and directors of the Corporation might or could do personally in its or their capacity or capacities as aforesaid; and the Corporation and each of said persons hereby ratify, confirm and approve all acts and things that any one of said attorneys may do or cause to be done by virtue of this Power of Attorney and its signature or their signatures as the same may be signed by any one of said attorneys to said registration statement and any and all amendments to and documents in support of or supplemental to said registration statement and any and all amendments thereto.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ft. Lauderdale, Florida, on the 25th day of May 2001.

                       SEABULK INTERNATIONAL, INC.

                                         *
                       By: ________________________________
                                 Gerhard E. Kurz
                            President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                              TITLE                                         DATE
            *                       President, Chief Executive Officer and                      May      , 2001
-----------------------
Gerhard E. Kurz                     Director


            *                       Senior Vice President and Chief Financial                   May      , 2001
-----------------------
J. Stephen Nouss                    Officer


            *                       Controller                                                 May      , 2001
-----------------------
Michael J. Pellicci

            *                       Director                                                    May      , 2001
-----------------------
James J. Gaffney

            *                       Director                                                    May      , 2001
-----------------------
Peter H. Cressy

            *                       Director                                                    May      , 2001
-----------------------
Jean Fitzgerald

            *                       Director                                                    May      , 2001
-----------------------
Robert L. Keiser

            *                       Director                                                    May      , 2001
-----------------------
John F. McGovern

            *                       Director                                                    May      , 2001
-----------------------
Thomas P. Moore, Jr.

            *                       Director                                                    May      , 2001
-----------------------
Donald R. Shepherd



*By:/s/ ALAN R. TWAITS
   ---------------------------
       Alan R. Twaits
      Attorney-in-Fact

                            INDEX TO EXHIBITS


Exhibit                                                          Sequentially
Number            Description of Document                        Numbered Page

4.1(a)* Form of Common Stock Certificate reflecting the new name of the Registrant (Domestic)

5.1 Opinion of counsel as to the legality of securities being registered

4.6*              Amended and Restated Equity Ownership Plan

4.7*              Stock Option Plan for Directors

23.1              Consent of Ernst & Young

23.2              Consent of Alan R. Twaits, Esq., General Counsel to the
                  Registrant

24.1              Power of Attorney